FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                 CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
                                             September 2, 1998  (August 9, 1998)
                                             -----------------------------------

                              SHAW INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


          Georgia                        1-6853                  58-1032521
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


616 E. Walnut Avenue, Dalton, Georgia                                   30720
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code      (706) 275-3812
                                                  ------------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.            Acquisition or Disposition of Assets.

         On August 9, 1998, the Registrant completed the disposition (the "Maxim Disposition") of substantially all of its residential retail store assets to The Maxim Group, Inc. ("Maxim"). These assets include approximately 275 retail stores with annual revenues of approximately $575 million. The Maxim Disposition was effected pursuant to the Agreement and Plan of Merger, dated June 23, 1998 (the "Merger Agreement"), among the Registrant, its wholly-owned subsidiary, Shaw Carpet Showplace, Inc. (collectively, "Shaw"), Maxim and a wholly-owned subsidiary of Maxim. As consideration for the Maxim Disposition, Shaw received from Maxim 3,150,000 shares of Maxim common stock, a one-year promissory note (the "Note") in the principal amount of approximately $18 million and $25 million in cash.

         Pursuant to the Merger Agreement, the Registrant and Maxim entered into a Shareholder's Agreement, dated August 9, 1998 (the "Shareholder's Agreement"), pursuant to which, among other things, the Registrant has agreed until August 9, 1999 not to acquire in excess of 25% of the outstanding shares of common stock of Maxim and Maxim has granted to the Registrant certain registration rights. Copies of the Merger Agreement, the form of Note and the form of Shareholder's Agreement were filed with the Securities and Exchange Commission (the "Commission") as Exhibit 99.1 to the Registrant's Current Report on Form 8-K dated June 26, 1998 and are incorporated by reference herein.

Item 7.           Financial Statements and Exhibits.

                  (b)          Pro Forma Financial Information

                           The   following   unaudited   pro   forma   condensed
                  consolidated financial statements give effect to the disposition of substantially all of the Registrant's residential retail assets to The Maxim Group, Inc.

                           The  unaudited  pro  forma   condensed   consolidated
                  balance sheet presents the financial position of the Registrant at July 4, 1998 giving effect to the disposition as if it had occurred on such date. The unaudited pro forma condensed consolidated statements of income for the six months ended July 4, 1998 and for the year ended January 3, 1998 gives effect to the disposition as if it had occurred at the beginning of each period, respectively.

                           The  unaudited  pro forma  financial  information  is
                  presented for informational purposes only and it is not necessarily indicative of the financial position and results of operations that would have been achieved had the disposition been completed as of the dates indicated and is not necessarily indicative of the Registrant's future financial position or results of operations.

                           The  unaudited  pro  forma   condensed   consolidated
                  financial statements should be read in conjunction with the historical consolidated financial statements of the Registrant including the related notes thereto.

                         Pro Forma Financial Information
                              Shaw Industries, Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                                 at July 4, 1998
                                   (Unaudited)
================================================================================

                                 (000's omitted)
                                                    Residential
                                     Historical      Retail (1)       Pro Forma
                                    --------------------------------------------

Cash ..........................     $     8,557     $    21,677      $    30,234
A/R ...........................         397,870           5,893          403,763
Inventories ...................         555,734         (45,801)         509,933
Prepaids ......................         120,675          68,816          189,491
                                    --------------------------------------------
Total current assets ..........       1,082,836          50,585        1,133,421
PP&E - net ....................         590,528         (17,090)         573,438

Other assets ..................         169,547         (29,693)         139,854
                                    --------------------------------------------
                                    $ 1,842,911     $     3,802      $ 1,846,713
                                    ============================================

Notes payable .................     $         8                      $         8
Current debt ..................             296             (30)             266
Accounts payable ..............         161,758         (11,673)         150,085
Accrued liabilities ...........         209,586          16,470          226,056
                                    --------------------------------------------
Total current liabilities .....         371,648           4,767          376,415
Long-term debt ................         932,974                          932,974
Other liabilities .............          79,020            (965)          78,055

Equity ........................         459,269                          459,269
                                    --------------------------------------------
                                    $ 1,842,911     $     3,802      $ 1,846,713
                                    ============================================


(1) To record the sale and elimination of Residential Retail assets and liabilities included in the balance sheet of Shaw Industries, Inc. as of July 4, 1998.

                         Pro Forma Financial Information
                              Shaw Industries, Inc.
              Pro Forma Condensed Consolidated Statement of Income
                      For the Six Months Ended July 4, 1998
                                   (Unaudited)
                 (Dollars in thousands except per share amounts)
================================================================================



                                                                    Residential
                                                     Historical      Retail (a)      Pro Forma
                                                 ------------------------------------------------

Net sales ....................................   $   1,738,134    $     287,222    $   1,450,912

Costs and expenses:

       Cost of sales .........................       1,279,081          178,251        1,100,830
       Selling, general and administrative ...         336,407          127,431          208,976
       Pre-opening expenses, retail operations             232              158               74
       Charge to record loss on sale of
          residential retail operations, store closing
          costs and writedown of certain assets        141,526          141,526                0
       Interest, net .........................          30,808            1,730           29,078
       Other (income) expense, net ...........           3,466              145            3,321
                                                 ------------------------------------------------

(Loss) Income before income taxes ............         (53,386)        (162,019)         108,633

(Benefit) Provision for income taxes .........          (7,408)         (51,512)          44,104
                                                 ------------------------------------------------

(Loss) Income before equity in income
       of joint venture ......................         (45,978)        (110,507)          64,529

Equity in income of joint venture ............             262                0              262
                                                 ------------------------------------------------

Net income (loss) ............................   ($     45,716)   ($    110,507)   $      64,791
                                                 ================================================
(Loss) Earnings per common share:
       Basic .................................   ($       0.37)   ($       0.89)   $        0.52
       Diluted ...............................   ($       0.37)   ($       0.89)   $        0.52


Weighted average shares outstanding:
       Basic .................................     124,968,192                       124,968,192
       Diluted ...............................     124,968,192                       124,968,192



(a) To eliminate the results of operations of Residential Retail for the six months ended July 4, 1998 and to reflect the reduction in interest expense resulting from the application of the $43,000,000 cash proceeds (including the proceeds from the maturation of the promissory note) against the Registrant's
Revolving Credit Facility.


                         Pro Forma Financial Information
                              Shaw Industries, Inc.
              Pro Forma Condensed Consolidated Statement of Income
                       For the Year Ended January 3, 1998
                                   (Unaudited)
                 (Dollars in thousands except per share amounts)
================================================================================


                                                                    Residential
                                                    Historical       Retail (a)       Pro Forma
                                                 ------------------------------------------------

Net sales ....................................   $   3,575,774    $     643,012    $   2,932,762

Costs and expenses:

       Cost of sales .........................       2,680,472          398,100        2,282,372
       Selling, general and administrative ...         722,590          302,845          419,745
       Pre-opening expenses, retail operations           3,953            3,516              437
       Charge to record store closing costs ..          36,787           36,787                0
       Write-down of U.K. assets .............          47,952                0           47,952
       Interest, net .........................          60,769            2,957           57,812
       Other (income) expense, net ...........          (7,032)             190           (7,222)
                                                 ------------------------------------------------
(Loss) Income before income taxes ............          30,283         (101,383)         131,666

(Benefit) Provision for income taxes .........           5,586          (39,722)          45,308
                                                 ------------------------------------------------
Income before equity in income
       of joint venture ......................          24,697          (61,661)          86,358

Equity in income of joint venture ............           4,262                0            4,262
                                                 ------------------------------------------------

Net income (loss) ............................   $      28,959    ($     61,661)   $      90,620
                                                 ================================================

(Loss) Earnings per common share:
       Basic .................................   $        0.22    ($       0.46)   $        0.68
       Diluted ...............................   $        0.22    ($       0.46)   $        0.68


Weighted average shares outstanding:
       Basic .................................     133,523,380                       133,523,380
       Diluted ...............................     133,714,496                       133,714,496


(a) To eliminate the results of operations of Residential Retail for the year ended January 3, 1998, to reflect the reduction in interest expense resulting from the application of the $25,000,000 cash proceeds against the Registrant's
Revolving Credit Facility and to reflect the interest income on the $18,000,000 promissory note from Maxim.


                   (c)       Exhibits.

                             99.1 Agreement and Plan of Merger, dated June 23, 1998, among The Maxim Group, Inc., CMAX Acquisition, Inc., Shaw Industries, Inc., and Shaw Carpet Showplace, Inc., and forms of Subordinated Promissory Note and Shareholder's Agreement attached thereto as Exhibits B and C, respectively. [Incorporated herein by reference to Exhibit
                                    99.1 to the  Registrant's  Current Report on
                                    Form 8-K as filed with the Commission on June 26, 1998 (File No. 1-6853).]

                             99.2 Amendment, dated August 9, 1998, to Agreement and Plan of Merger, dated as of June 23, 1998, among The Maxim Group, Inc., CMAX Acquisition, Inc., Shaw Industries, Inc., and Shaw Carpet Showplace, Inc.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               SHAW INDUSTRIES, INC.


                                               By:  /s/ Bennie M. Laughter
                                                    ------------------------
                                                     Bennie M. Laughter
                                                     Vice President, Secretary
                                                     and General Counsel

                                               Dated:  September 1, 1998

::ODMA\PCDOCS\ATL\236115\1

                                  EXHIBIT INDEX


Exhibit
Number                                      Description

99.1 Agreement and Plan of Merger, dated June 23, 1998, among The Maxim Group, Inc., CMAX Acquisition, Inc., Shaw Industries, Inc., and Shaw Carpet Showplace, Inc., and forms of
                    Subordinated Promissory Note and Shareholder's Agreement attached thereto as Exhibits B and C, respectively. [Incorporated herein by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K as filed with the Commission on June 26, 1998 (File No. 1-6853).]

99.2 Amendment, dated August 9, 1998, to Agreement and Plan of Merger, dated as of June 23, 1998, among The Maxim Group, Inc., CMAX Acquisition, Inc., Shaw Industries, Inc., and Shaw Carpet Showplace, Inc.


::ODMA\PCDOCS\ATL\236115\1